Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES THIRD QUARTER 2021 PRODUCTION RESULTS & RECORD FREE CASH FLOW; RESCHEDULES THIRD QUARTER 2021 EARNINGS RELEASE AND CONFERENCE CALL

Updated 3Q21 Release: Wednesday, November 3, 2021 after Market Close;

Updated 3Q21 Conference Call: Thursday, November 4, 2021 at 11:00 a.m. ET

OKLAHOMA CITY, October 26, 2021 — Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its third quarter 2021 production results and record free cash flow (non-GAAP) and rescheduled its third quarter 2021 earnings release and conference call.

Third quarter 2021 total production averaged approximately 331.4 MBoepd. Third quarter 2021 oil production averaged approximately 157.2 MBopd. Third quarter 2021 natural gas production averaged approximately 1,046 MMcfpd.

The Company generated approximately $1.02 billion of cash flow from operations and a Company record $669 million of free cash flow (non-GAAP) for the third quarter 2021. Non-acquisition capital expenditures attributable to the Company for third quarter 2021 totaled approximately $384 million. The Company has reduced its total debt to $4.74 billion and with a cash balance of $694 million, this equates to net debt (non-GAAP) of $4.05 billion as of September 30, 2021.

“We have elected to continue focusing on natural gas development in Oklahoma based on favorable market conditions. This resulted in an approximate 80 MMcfpd increase in natural gas and 4 MBopd reduction in oil to third quarter 2021 production results in Oklahoma vs. prior projections. Additionally, in support of our industry-leading ESG gas capture stewardship in the Bakken, we voluntarily curtailed an incremental 3 MBopd in third quarter 2021 during unplanned midstream outages,” said Bill Berry, Chief Executive Officer.

The Company is rescheduling its third quarter 2021 earnings release and conference call. The Company plans to announce third quarter 2021 results on Wednesday, November 3, 2021 after the close of trading on the New York Stock Exchange. The Company also plans to host a conference call to discuss third quarter 2021 results on Thursday, November 4, 2021 at 11:00 a.m. ET (10:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	11:00 a.m. ET, Thursday, November 4, 2021
Dial-in:	1-888-317-6003
Intl. dial-in:	1-412-317-6061
Conference ID:	8481323

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	1-877-344-7529
Intl. replay:	1-412-317-0088
Conference ID:	10160546

The Company plans to publish a third quarter 2021 summary presentation to its website at www.CLR.com prior to the start of its conference call on Thursday, November 4, 2021.

Free cash flow and net debt are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK play. The Company also has a newly acquired position in the Powder River Basin play of Wyoming. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2021, the Company will celebrate 54 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Non-GAAP Financial Measures

Free Cash Flow

Free cash flow is a non-GAAP measure. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Management believes this measure is useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management’s success in creating shareholder value. From time to time the Company provides forward-looking free cash flow estimates or targets; however, the Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three months ended September 30, 2021.

In thousands	3Q 2021
Net cash provided by operating activities (GAAP)	$1,015,535
Exclude: Changes in working capital items	42,282
Less: Capital expenditures (1)	(389,746)
Plus: Contributions from noncontrolling interests	6,672
Less: Distributions to noncontrolling interests	(5,299)

Free cash flow (non-GAAP)	$669,444
(1) Capital expenditures are calculated as follows:
In thousands	3Q 2021
Cash paid for capital expenditures	$356,827
Less: Total acquisitions	(22,055)
Plus: Change in accrued capital expenditures & other	54,552
Plus: Exploratory seismic costs	422

Capital expenditures	$389,746

Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. At September 30, 2021, the Company’s total debt was $4.74 billion and its net debt amounted to $4.05 billion, representing total debt of $4.74 billion less cash and cash equivalents of $694 million.

Investor Contacts:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay
Investor Relations Analyst
405-774-5878
Lucy.Spaay@CLR.com

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